EXHIBIT 99.1

Media Relations: Investor Relations:	Harry Shaw (615) 261-1570 hshaw@spheris.com Linda Garrad (615) 261-1597 lgarrad@spheris.com
For Immediate Release
Mar. 27, 2007
SPHERIS REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS
FRANKLIN, Tenn (March 27, 2007) — Spheris, a leading global outsource provider of clinical documentation technology and services, today announced results for the three and twelve months ended December 31, 2006.
Financial Highlights—Fourth Quarter of 2006
Net revenues for the fourth quarter of 2006 were $51.4 million compared with $50.8 million in the fourth quarter of 2005. The $0.6 million increase in net revenues during the fourth quarter of 2006 from the prior-year period was primarily due to new business revenue, net of lost business, and revenue generated from the March 31, 2006 acquisition of Vianeta Communications. Operating income was $1.3 million during the fourth quarter of 2006 compared with $1.0 million during the prior-year period. The increase in operating income versus the prior-year period was due primarily to the increased utilization of the Company’s global production capabilities and lower medical language specialist, or MLS, related costs. Earnings before interest, taxes and depreciation and amortization, or EBITDA, was $8.4 million in the fourth quarter of 2006 compared with $7.8 million in the prior-year period. The increase in fourth quarter 2006 EBITDA, as compared to the prior-year period, was primarily due to new business revenue, net of lost business, the increased utilization of the Company’s global production capabilities and lower MLS related costs.
As the result of non-cash charges related to the write-off and amortization of acquired technology as part of the Vianeta acquisition, both operating income and EBITDA were $0.2 million lower than would have been otherwise reported if these non-cash charges had not been recognized during the fourth quarter of 2006. The Company’s net loss was $3.4 million during the fourth quarter of both 2006 and 2005.
EBITDA is a non-GAAP financial measure. Please refer to the “Supplemental Financial Information” and related note contained in this press release for further discussion and reconciliation of GAAP financial measures to EBITDA.
Financial Highlights—Year Ended December 31, 2006
Net revenues for the year ended December 31, 2006 were $207.1 million compared with $209.0 million in 2005. The decline in net revenues during 2006 from 2005 was primarily due to $2.2 million of customer contracts the Company terminated in 2005 that did not have acceptable operating margins. Operating income was $4.1 million during 2006 compared with $4.5 million during 2005. Operating income during 2006 was reduced from the prior year as the result of the
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Spheris Reports Fourth Quarter Results

March 27, 2007
decline in net revenues, as well as $0.7 million of non-cash technology charges and $0.5 million of severance and compensation costs incurred during the second quarter of 2006. EBITDA was $31.1 million in the year ended December 31, 2006 compared with $31.6 million in 2005. The decrease in 2006 EBITDA, as compared to 2005, was primarily due to the decline in net revenues, non-cash technology charges, and severance and other compensation costs described above. The decrease in 2006 operating income and EBITDA was partially offset by integration savings and other cost reductions realized during 2006.
As the result of non-cash charges during 2006 related to the write-off and amortization of acquired technology as part of the Vianeta acquisition, both operating income and EBITDA were $0.7 million lower than would have been otherwise reported if these non-cash charges had not been recognized during 2006. The Company’s net loss during the year ended December 31, 2006 was $12.2 million compared with $10.2 million in 2005. The increase in the Company’s net loss during 2006 compared to 2005 was primarily due to increased interest expense as a result of rising interest rates on the Company’s variable rate senior secured credit facilities, as well as a reduction in the Company’s income tax benefit.
Commenting on the results, Steven E. Simpson, president and chief executive officer of Spheris, stated, “The strong finish to 2006 is yet another indication that our efforts to sign and implement new business and realize efficiencies through technological innovations, coupled with our Follow the SunSM service strategy, are beginning to positively impact our financial results. In addition, our new technology platform, Spheris Clarity™, has been well-received by new customers and the industry, leading to a growing referenceable customer base.”
Simpson added, “With our recent integration efforts largely behind us, we expect 2007 to be a year marked by gradual improvement in our business fundamentals and further acceleration in 2008. Continued investments to expand our global capabilities, as well as further enhancements to our technology, should complement the tight integration of our superior technology and best-in-class service offerings. We remain very pleased with our positioning in the market as a premier clinical documentation technology and services provider.”
Balance Sheet Highlights
As of December 31, 2006, the outstanding indebtedness under the Company’s senior secured credit facilities was $73.5 million and the outstanding indebtedness under the Company’s senior subordinated notes was $125.0 million.
Liquidity Highlights
As of December 31, 2006, Spheris held $6.3 million in unrestricted cash and cash equivalents. During 2006, the Company generated cash from operating activities of $7.4 million compared with $9.2 million of cash generated from operating activities during 2005. The $1.8 million decrease over the prior year reflects the timing of interest payments on the Company’s senior secured credit facilities during the first quarter of 2006, accounts receivable collections and the reduction in operating income described above. The decrease in cash generated from operating activities for 2006 was partially offset by absence of certain integration related costs in 2006 associated with the HealthScribe acquisition incurred during 2005.
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Spheris Reports Fourth Quarter Results

March 27, 2007
Investor Conference Call and Webcast
Spheris will host a conference call on March 28, 2007, at 8:00 a.m. CDT. The number to call for this interactive teleconference is (913) 981-5543. The live broadcast of Spheris’ quarterly conference call will be available online at www.spheris.com and http://www.videonewswire.com/event.asp?id=38254 on March 28, 2007, at 8:00 a.m. CDT. The online replay will be available on Spheris’ website shortly after the call and will continue for 30 days.
About Spheris
Spheris is a leading global outsource provider of clinical documentation technology and services to more than 500 health systems, hospitals and group practices throughout the U.S. Spheris offers a highly advanced, Web-based technology platform, available as an independent solution to support in-house departments or blended with Spheris’ outsource services. Spheris employs more than 5,500 skilled medical language specialists supporting the company’s clients through a secure network. Using a Follow the SunSM service strategy, customer support is provided 24 hours a day, 365 days a year with an emphasis on verifiable quality, turnaround time and pricing. Spheris is headquartered in Franklin, Tenn., with major operations in St. Petersburg, Fla.; Sterling, Va.; Bangalore, India; and Coimbatore, India. For more information, please visit www.spheris.com.
Forward-Looking Statements
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties as described in the filings made from time to time by the Company with the Securities and Exchange Commission, including, without limitation, the following: (i) the effect our substantial indebtedness has on our ability to raise additional capital to fund our business, to react to changes in the economy or our business and to fulfill our obligations under our indebtedness, including our senior secured credit facilities and indenture relating to our senior subordinated notes; (ii) our history of losses and accumulated deficit; (iii) our ability to effectively manage our global production capacity, including our ability to recruit, train and retain qualified medical language specialists and other technical and managerial personnel and to maintain high standards of quality service in our operations; (iv) our ability to adapt and integrate new technology into our clinical documentation platforms to improve our production capabilities and expand the breadth of our service offerings; (v) our ability to maintain our competitive position against current and future competitors, including our ability to gain new business with acceptable operating margins and ongoing price pressures related to our services and the healthcare market in general; (vi) the reluctance of potential customers to outsource or change providers of their clinical documentation services and its impact on our ability to attract new customers and increase revenues; (vii) the effect on our business if we incur additional debt, contingent liabilities and expenses in connection with future acquisitions or if we cannot effectively integrate newly acquired operations; (viii) our ability to adequately protect our intellectual property rights, including our proprietary technology and the intellectual property we license from third parties; and (ix) financial and operational risks inherent in our global operations, including foreign currency rate fluctuations and transfer pricing laws between the United States and India.
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Spheris Reports Fourth Quarter Results

March 27, 2007
The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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Spheris Reports Fourth Quarter Results

March 27, 2007
SPHERIS INC.
Condensed Consolidated Statements of Operations
(Amounts in Thousands)

	(Unaudited)
	Three Months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net revenues	$51,375	$50,767	$207,141	$209,032

Operating expenses:
Direct costs of revenues (exclusive of depreciation and amortization below)	37,343	37,779	152,120	154,274
Marketing and selling expenses	1,377	1,076	5,392	5,265
General and administrative expenses	4,558	4,331	18,974	18,337
Depreciation and amortization	6,840	6,627	26,553	26,642

Total operating costs	50,118	49,813	203,039	204,518

Operating income	1,257	954	4,102	4,514

Interest expense, net of income	5,487	5,241	21,136	20,307
Other income	(261)	(195)	(401)	(427)

Net loss before income taxes	(3,969)	(4,092)	(16,633)	(15,366)

Benefit from income taxes	(587)	(727)	(4,483)	(5,126)

Net loss	$(3,382)	$(3,365)	$(12,150)	$(10,240)

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Spheris Reports Fourth Quarter Results

March 27, 2007
SPHERIS INC.
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	December 31, 2006	December 31, 2005
Assets
Current assets
Unrestricted cash and cash equivalents	$6,323	$7,339
Restricted cash	529	1,055
Accounts receivable, net of allowance of $1,191 and $929, respectively	33,576	30,715
Deferred taxes	2,775	1,374
Other current assets	3,463	2,389

Total current assets	46,666	42,872

Property and equipment, net	12,435	9,152
Internally generated software, net	3,679	8,153
Customer contracts, net	29,943	45,799
Goodwill	219,311	211,116
Other noncurrent assets	3,714	3,194

Total assets	$315,748	$320,286

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,520	$3,030
Accrued wages and benefits	17,066	14,094
Current portion of long-term debt	750	750
Current portion of capital lease obligations	59	221
Other current liabilities	5,838	4,798

Total current liabilities	26,233	22,893

Long-term debt, net of current portion	193,907	195,702
Capital lease obligations, net of current portion	35	105
Deferred tax liabilities	6,180	10,375
Other long-term liabilities	2,755	524

Total liabilities	229,110	229,599

Common stock, $0.01 par value, 100 shares authorized, 10 shares issued and outstanding	—	—
Other comprehensive loss	(474)	(89)
Contributed capital	110,787	102,301
Accumulated deficit	(23,675)	(11,525)

Total stockholders’ equity	86,638	90,687

Total liabilities and stockholders’ equity	$315,748	$320,286

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Spheris Reports Fourth Quarter Results

March 27, 2007
SPHERIS INC.
Condensed Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(12,150)	$(10,240)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,553	26,642
Write-off of acquired technology	736	—
Deferred taxes	(5,489)	(5,633)
Amortization of debt discounts and issuance costs	756	721
Other non-cash items	(71)	(20)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,951)	(1,107)
Other current assets	(424)	(633)
Accounts payable	(678)	324
Accrued wages and benefits	2,908	1,418
Other current liabilities	(1,323)	(2,811)
Other noncurrent assets and liabilities	(1,476)	569

Net cash provided by operating activities	7,391	9,230

Cash flows from investing activities:
Purchases of property and equipment	(5,876)	(5,038)
Purchases of internal-use software	(1,309)	(1,071)
Purchase of Vianeta, net of cash acquired	(7,788)	—

Net cash used in investing activities	(14,973)	(6,109)

Cash flows from financing activities:
Payments on debt and capital leases	(982)	(1,846)
Debt issuance costs	(452)	(337)
Capital contributions	8,000	350

Net cash provided by (used in) financing activities	6,566	(1,833)

Net increase (decrease) in unrestricted cash and cash equivalents	(1,016)	1,288
Cash and cash equivalents, at beginning of period	7,339	6,051

Cash and cash equivalents, at end of period	$6,323	$7,339

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Spheris Reports Fourth Quarter Results

March 27, 2007
SPHERIS INC.
Supplemental Financial Information
(Amounts in Thousands)

	(Unaudited)
	Three Months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Net loss	$(3,382)	$(3,365)	$(12,150)	$(10,240)
Depreciation and amortization	6,840	6,627	26,553	26,642
Interest expense, net of income	5,487	5,241	21,136	20,307
Benefit from income taxes	(587)	(727)	(4,483)	(5,126)

EBITDA	$8,358	$7,776	$31,056	$31,583

Note to Supplemental Financial Information
Earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions and depreciation and amortization. Additionally, since EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility agreement, management believes EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in this release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure is provided above. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
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